    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2003

                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                        UNITED STATES STEEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        25-1897152
(STATE OR OTHER JURISDICTION OF INCORPORATION OR     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 ORGANIZATION)

                        UNITED STATES STEEL CORPORATION
                          600 GRANT STREET, ROOM 1500
                           PITTSBURGH, PA 15219-2800
                                 (412) 433-1121
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                              DAN D. SANDMAN, ESQ.
            VICE CHAIRMAN AND CHIEF LEGAL & ADMINISTRATIVE OFFICER,
                         GENERAL COUNSEL AND SECRETARY
                        UNITED STATES STEEL CORPORATION
                                600 GRANT STREET
                           PITTSBURGH, PA 15219-2800
                                 (412) 433-1121
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time following the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF SHARES              AMOUNT TO BE       AGGREGATE PRICE     AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED              REGISTERED            PER UNIT             PRICE(1)               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
  per share.....................      3,000,000             $16.995            $50,985,000           $4,124.69
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to rule 457(c), based on the average of the high and low price for the shares of United States Steel Corporation common stock on the New York Stock Exchange Composite Tape for August 14, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        UNITED STATES STEEL CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     United States Steel Corporation ("U. S. Steel") is pleased to send you this prospectus describing the United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method to make an initial investment in U. S. Steel, purchase additional shares of U. S. Steel common stock and to have cash dividends automatically reinvested.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

     Some of the significant features of the Plan include:

          -- Enrollment through initial direct stock purchase.
          -- Purchases through the reinvestment of quarterly dividends of up to
            $15,000 (more with permission of U. S. Steel).
          -- Purchase of Shares through weekly optional cash payments (minimum
            $50) up to $10,000 per month (more with permission of U. S. Steel). -- Option of monthly investment through automatic bank debits.
          -- Optional cash payments generally invested within a week of receipt. -- Purchase of shares at a discount of up to 3% from time to time, upon notice from U. S. Steel.
          -- Purchase of shares without brokerage commissions.
          -- Simplified record keeping, with quarterly statements of your Plan account.
          -- Option to deposit shares for safekeeping.

     Your participation is entirely voluntary and may be terminated at any time. Once you are enrolled in the Plan, your enrollment will be continued unless you notify the Administrator otherwise. If you wish to join the Plan or change your investment option, please complete and sign an authorization form and return it to the Administrator.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities regulators has determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

August   , 2003

 TABLE OF CONTENTS

                                                                PAGE
                                                               ------
The Plan....................................................        3
     Enrollment.............................................        3
     Administrator of the Plan..............................        4
     Investment Options and Limitations.....................        4
     Limitations on Purchases...............................        6
     Aggregation of Plan Accounts for Purpose of
      Limitations...........................................        6
     Waiver of Limitations..................................        6
     Purchase of Shares for the Plan........................        7
     Purchases Exceeding Plan Limits--Discount in Effect....        8
     Control over Purchases.................................        9
     Sale of Shares for the Plan............................       10
     Safekeeping of Your Stock Certificates and Book
      Entry.................................................       10
     Gifts, Transfers and Pledges of Shares.................       11
     Issuance of Certificates...............................       11
     Tracking Your Investments..............................       12
     U.S. Federal Income Tax Information....................       12
     Miscellaneous..........................................       13
Plan of Distribution........................................       14
Information About the U. S. Steel...........................       15
For More Information About the U. S. Steel..................       15
Documents Incorporated by Reference.........................       16
Experts.....................................................       16
Legal Matters...............................................       17
Schedule I--List of Important Dates through 2006............     SI-1
Schedule II--Plan Service Fees..............................    SII-1
Schedule III--Additional Information........................   SIII-1

 THE PLAN

The following describes and constitutes the Plan, as in effect on the date of this prospectus.
 ENROLLMENT

The following table explains how to enroll in the Plan:


  -- IF YOU DO NOT OWN ANY U. S.           You can join the Plan by making an initial investment
     STEEL COMMON STOCK                    of at least $500 (maximum is $10,000) and returning a
                                           completed authorization form along with your check or
                                           money order payable to the Administrator, as provided
                                           in Schedule III.
                                           An enrollment fee will be deducted from your initial
                                           investment. Please allow two weeks for your Plan
                                           account to be established, initial shares to be
                                           purchased and a statement to be mailed to you. No
                                           interest will be paid on amounts held pending
                                           investment.

  -- IF YOU OWN U. S. STEEL COMMON         You can join the Plan by returning a completed
     STOCK IN YOUR NAME                    authorization form to the Administrator. (No
                                           enrollment fee required.)

  -- IF YOU OWN U. S. STEEL COMMON         To participate directly in the Plan, you should direct
     STOCK THROUGH A BROKER                your broker, bank, or trustee to register some or all
                                           of your U. S. Steel common stock directly in your
                                           name. You can then get started in the Plan by
                                           returning a completed authorization form to the
                                           Administrator. Authorization forms are mailed
                                           automatically once shares are registered in your name.
                                           (No enrollment fee required.)

 ADMINISTRATOR OF THE PLAN

U. S. Steel administers the Plan, keeps records, sends statements of Plan accounts to you and performs other duties related to the Plan. U. S. Steel may appoint a different administrator for the Plan at any time. U. S. Steel, or any appointed administrator, is referred to as the "Administrator." (See Schedule III for additional information pertaining to the Administrator).

All shares included in the Plan and held by the Administrator will be registered and held in the name of the Administrator, or its nominee, as agent (such shares are referred to as "Held Shares"), until a request is received from you for the sale of such shares or for the issuance of certificates in your name. U. S. Steel also acts as dividend disbursing and transfer agent for the U. S. Steel common stock and it may appoint another dividend disbursing agent and/or transfer agent at any time.
 INVESTMENT OPTIONS AND LIMITATIONS

You have the following investment options:

-- DIVIDEND REINVESTMENT

When completing the Dividend Reinvestment section of the authorization form, YOU MUST CHOOSE ONE OF THE FOLLOWING:

        FULL DIVIDEND REINVESTMENT. Purchase shares of U. S. Steel common stock with all of your cash dividends. The dividends on all of your shares held in the Plan will also be reinvested in shares of U. S. Steel common stock.

        PART CASH--PART DIVIDEND REINVESTMENT. Receive a cash dividend payment based on the number of full shares you specify. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend is paid and stays the same. The balance of your dividends will be used to purchase shares of U. S. Steel common stock.

        REINVEST DIVIDENDS ON OPTIONAL CASH INVESTMENTS ONLY. Purchase shares of U. S. Steel common stock with all of your cash dividends pertaining to only (i) your optional cash purchases held in the Plan and (ii) the reinvested dividends relating to such shares. You will receive cash, assuming a dividend is paid, respecting the dividends on all other shares of U. S. Steel common stock owned by you.

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form, which may be obtained from the Administrator. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon as soon as possible after they are received, and you can discontinue this feature by notifying the Administrator.

Shares of U. S. Steel common stock may be included in the Plan for dividend reinvestment purposes if they are (i) purchased for you through the Plan and held by the Administrator, (ii) deposited by you for safekeeping in the Plan, or
(iii) held by you in certificate form; provided, however, for any such shares to be included in the dividend reinvestment portion of the Plan, you must (a) have an open Plan account and (b) except in the case of transfers (see "Gifts, Transfers and Pledges of

Shares"), have submitted a valid authorization form identifying the shares to participate in the Plan's dividend reinvestment feature.

You can change your dividend reinvestment election at any time by notifying the Administrator.

-- OPTIONAL AND INITIAL CASH INVESTMENTS

        OPTIONAL CASH INVESTMENTS. As a Plan participant, you can purchase additional shares of U. S. Steel common stock by using the Plan's optional cash investment feature. Dividends on these additional shares will be invested according to your current Plan dividend reinvestment instructions (you may change your instructions at any time). Unless otherwise instructed, the Administrator will automatically assume that distributions on any additional shares are to be reinvested and retained in the Plan.

        INITIAL CASH INVESTMENTS. You do not need to be a current Plan participant or a current U. S. Steel common stock shareholder to purchase shares through the Plan. You can become a shareholder and a Plan participant by purchasing your initial shares through the Plan and, unless you instruct the Administrator otherwise, dividends on your initial shares will be automatically reinvested in shares of U. S. Steel common stock.

-- INVESTMENT METHODS

Shares can be purchased by check, money order or through automatic withdrawal from your bank account:

  O BY CHECK OR MONEY ORDER. You can make optional and initial cash investments by sending a check or money order, payable to the Administrator (as provided in Schedule III), and the appropriate form. DO NOT SEND CASH.

  O BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT. If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the reverse side of the authorization form. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on, or shortly after, the fifth day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on, or shortly after, the next business day. Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing to change or terminate automatic withdrawal.

Because funds will normally be invested on Friday of each week, funds from checks and money orders received after 2:00 p.m. (Eastern Time) on Thursday will normally be invested on Friday of the following week. INTEREST WILL NOT BE PAID ON AMOUNTS HELD PENDING INVESTMENT. Shares purchased pursuant to a check or money order may not be sold or withdrawn from the Plan for a period of 14 days from the purchase date of the shares. A fee will be assessed for a check that is returned for insufficient funds (See Schedule II, "Plan Service Fees").

-- LIMITATIONS ON PURCHASES

  O Initial Cash Investments

     -- at least $500

     -- no more than $10,000

  O Optional Cash Investments

     -- at least $50 at any one time

     -- no more than $10,000 in any one month

  O Dividend Reinvestments

     -- up to $15,000 per dividend payment

  O All limitations may be waived by U. S. Steel upon written request

-- AGGREGATION OF PLAN ACCOUNTS FOR PURPOSE OF LIMITATIONS

For the purpose of the above limitations ("Plan Limits"), U. S. Steel may aggregate all reinvested dividends and optional and initial cash payments for participants with more than one Plan account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by U. S. Steel to only one Plan account.

Also for the purpose of such Plan Limits, all Plan accounts which U. S. Steel believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless U. S. Steel has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, U. S. Steel will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single Plan account received in respect of all such accounts.

-- WAIVER OF LIMITATIONS

Initial cash payments and optional cash payments in excess of $10,000 per month may be made only pursuant to a written Waiver of Limitation by U. S. Steel for the total amount submitted. A copy of such written approval must accompany any cash payment to which this limitation applies.

Requests for waiver of the $15,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to U. S. Steel at (412) 433-4707. It is solely within U. S. Steel's discretion as to whether any waiver respecting the Plan Limits will be granted.

In deciding whether to approve a Waiver of Limitation request, U. S. Steel will consider relevant factors including, but not limited to, U. S. Steel's need for additional funds, the attractiveness of obtaining such additional funds by the sale of U. S. Steel common stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of shares of U. S. Steel common stock registered in the participant's name and the aggregate amount of such dividends and initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date (see "Purchases Exceeding Plan Limits--Discount in Effect" on page 8 for a discussion of the Investment Date) in an aggregate amount exceeding the amount U. S. Steel is then willing to accept, U. S. Steel may honor such requests in order of receipt, pro rata or by any other method which U. S. Steel determines to be appropriate.
 PURCHASE OF SHARES FOR THE PLAN

The following discussion pertains to:

          (a) all purchases within Plan Limits and

          (b) all purchases in excess of Plan Limits when no Discount (as defined below) is in effect.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments to purchase shares of U. S. Steel common stock as promptly as practicable, normally once each week. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by U. S. Steel.

     PRICE OF SHARES PURCHASED IN THE OPEN MARKET. If the shares are purchased in the open market, your price per share will be the weighted average price of the shares purchased on that day, or those days. With respect to open market purchases, the Administrator will facilitate the purchase of shares for the Plan on any securities exchange where U. S. Steel common stock is traded, in the over-the-counter market or in privately negotiated transactions.

Trading fees incurred by the Plan for purchases will be paid by U. S. Steel and will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your Plan account.

     PRICE OF SHARES PURCHASED FROM U. S. STEEL. If the shares are purchased from U. S. Steel, your price per share (the "Purchase Price") will be the average of the daily high and low sale prices as reported on the New York Stock Exchange (the "NYSE") Composite Tape (the "NYSE Composite"). If there is no trading of U. S. Steel common stock on the NYSE on the day the price per share is to be determined, the Purchase Price will be determined by U. S. Steel on the basis of such market quotations as it considers appropriate.

Because the Administrator may periodically change between the above methods for purchasing shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please call
(412) 433-4707.

     DISCOUNT.  Shares purchased under the Plan may, IN THE SOLE DISCRETION OF
U. S. STEEL, be subject to a discount of 0 to 3% ("Discount"). The Discount will be established in U. S. Steel's sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. The Discount will apply to initial and optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the Purchase Price of shares purchased for the Plan. Notice will be given to participants or a public announcement will be made upon the implementation or discontinuance of any Discount.
 PURCHASES EXCEEDING PLAN LIMITS--DISCOUNT IN EFFECT

The following discussion pertains only to purchases for which a Waiver of Limitation has been obtained when the Discount is in effect. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash purchase of $20,000, or $10,000 over the limit, the full $20,000 will be subject to these terms.

For a list of important dates with respect to purchases exceeding Plan limits when a Discount is in effect, see Schedule I on page SI-1. Schedule I is only a guide. Actual dates may be obtained by calling (412) 433-4707.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments for which a waiver has been obtained to purchase shares of U. S. Steel common stock once each month. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on a quarterly basis.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by U. S. Steel.

     PRICE OF SHARES. Your price per share will be the average of the daily high and low sales prices of U. S. Steel common stock on the NYSE Composite for the twelve Trading Days immediately preceding the relevant Investment Date, less the Discount.

     SEE SCHEDULE I FOR A LIST OF RELEVANT DATES AND DEFINITIONS.

  O A "Trading Day" means a day on which trades of the U. S. Steel common stock are reported on the NYSE.

  O The twelve Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period."

-- TIMING. Shares purchased from U. S. Steel will be purchased on the Investment Date which is on or about the tenth of each month.

IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, U. S. STEEL MUST BE IN RECEIPT OF FUNDS ON OR BEFORE THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE RELATED PRICING PERIOD. U. S. STEEL WILL RETURN, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE PRICING PERIOD AND BEFORE THE RELATED INVESTMENT DATE

-- THRESHOLD PRICE LIMIT

With respect to initial or optional cash purchases exceeding plan limits when the Discount is in effect, U. S. Steel will establish for each Pricing Period a minimum price (the "Threshold Price") applicable to the purchase of newly issued shares of U. S. Steel common stock. The Threshold Price and return procedure, discussed below, do not apply to the reinvestment of dividends.

The Threshold Price will be established by U. S. Steel two business days prior to the Record Date at U. S. Steel's sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount and the average of the high and low sale prices on the NYSE Composite for a Trading Day of the Pricing Period must equal or exceed it.

If the Threshold Price is not equaled or exceeded for a Trading Day of the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from the Pricing Period and the determination of the purchase price. A day will also be excluded from the Pricing Period and the determination of the purchase price if there are no trades of U. S. Steel common stock reported on the NYSE for such day. For example, if the Threshold Price is not equaled or exceeded for three of the twelve Trading Days, then the purchase price will be based upon the remaining nine Trading Days for which the Threshold Price was equaled or exceeded.

Each Trading Day of a Pricing Period for which the Threshold Price is not equaled or exceeded or each day for which there are no trades of U. S. Steel common stock reported on the NYSE will cause the return of a portion of your initial or optional cash payment. The returned amount will equal one-twelfth of the total amount of the initial or optional cash payments for which the relevant Waiver of Limitation was received for each Trading Day that the Threshold Price is not equaled or exceeded or for each day no such sales are reported. For example, if the Threshold Price is not equaled or exceeded or no such sales are reported for three Trading Days, 3/12 (or 25%) of your initial or optional cash payments for which the relevant Waiver of Limitation was received will be returned without interest to you.
 CONTROL OVER PURCHASES

Unless otherwise provided herein, U. S. Steel decides whether purchases are to be made in the open market or from U. S. Steel and the Administrator engages a bank or other agent for purposes of making open market purchases. Neither U. S. Steel, nor the Administrator, nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an initial or optional cash investment, it is possible that the market price of U. S. Steel common stock could go up or down before your funds are used to purchase stock. Further, U. S. Steel may change the method of stock purchase (purchase in the open market or from U. S. Steel) at any time after the three month period following the last such change. THIS MEANS, YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR PURCHASES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF U. S. STEEL COMMON STOCK.

IN ADDITION, YOU WILL NOT EARN INTEREST ON INITIAL OR OPTIONAL CASH INVESTMENTS FOR THE PERIOD BEFORE THE SHARES ARE PURCHASED.
 SALE OF SHARES FOR THE PLAN

TIMING AND CONTROL

You can sell any number of shares held by the Administrator, Held Shares, in your Plan account by notifying the Administrator. The Administrator will endeavor to arrange sales weekly on Friday, provided that it has been advised of such sale no later than 2:00 p.m. (Eastern Time) of the preceding day. If Friday is not a business day or, if for any reason the Administrator cannot facilitate the sale of your shares, the Administrator will endeavor to arrange for the sale of the shares on the preceding day or the next day that its office and the NYSE are open. The sale price will be the weighted average price of all Plan shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less (i) a trading fee (See Schedule II, "Plan Service Fees") and (ii) any required tax withholdings.

YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR SALES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATION IN THE PRICE OF U. S. STEEL COMMON STOCK. That is, if you send in a request to sell shares, it is possible that the market price of U. S. Steel common stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from the Administrator. Allow two weeks for delivery of the certificate. (See "Issuance of Certificates" on page 11.)
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Any participant in the Plan may use the Plan's "safekeeping" service to deposit
U. S. Steel common stock certificates, whether or not dividends are reinvested. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, you have the option of reinvesting all, a portion or none of your dividends. You may also take advantage of the sale of shares feature of the Plan. If you decide you no longer want to use the safekeeping service, a certificate will be issued upon request. (See "Issuance of Certificates" on page 11.)

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them for safekeeping. At the time of mailing, the shares should be insured for approximately 2% of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of the current Administrator is on page SIII-1.

Your shares of U. S. Steel common stock that are held by the Administrator will be maintained in your Plan account for safekeeping in book entry form. You will receive a quarterly statement detailing the status of your holdings.

Shares held by the Administrator, Held Shares, may take as long as two weeks to be certificated and mailed to you after our receipt of notice to do so. THIS MEANS SALES OF HELD SHARES ARE SUBJECT TO RISKS ASSOCIATED WITH CHANGES IN THE MARKET PRICE DURING EITHER (A) THE PERIOD REQUIRED TO CERTIFICATE AND DELIVER SHARES, FOR SALES BY YOU, OR (B) THE PERIOD REQUIRED FOR U. S. STEEL TO SELL YOUR SHARES (see "Sale of Shares for the Plan-Timing and Control", on page 10).
 GIFTS, TRANSFERS AND PLEDGES OF SHARES

YOU CAN GIVE OR TRANSFER SHARES OF U. S. STEEL COMMON STOCK TO ANYONE YOU CHOOSE
BY:

  O Making an initial $500 cash investment to establish a Plan account in the recipient's name; or

  O Submitting an optional cash investment on behalf of an existing stockholder in the Plan in an amount not less than $50 nor more than $10,000; or

  O Transferring shares from your Plan account to the recipient (minimum of five shares to each new Plan account).

You may transfer shares to new or existing stockholders. The Administrator will automatically assign to such transferred shares full dividend reinvestment status. New participants and existing participants, at their discretion, may elect another investment option by providing written notice to the Administrator. If you participate in dividend reinvestment and you request to either (a) transfer all of your shares or (b) make a partial sale and transfer the balance of your shares between the ex-dividend and the dividend record date, the processing of your request may be held until after your Plan account is credited with reinvested dividends. This holding period could be as long as three weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner.

Held Shares may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first request that such shares be certificated and delivered to you (see "Issuance of Certificates", below).

If you need additional assistance, please call the Administrator.
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying the Administrator.

The issuance of a certificate does not necessarily remove shares from your Plan account. If a certificate is to be issued for Held Shares, it will be issued for whole shares only. If your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. Dividends will continue to be reinvested in U. S. Steel common stock unless the Administrator is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) in which the Plan account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above. You should receive your certificate approximately two weeks from our receipt of your request.
 TRACKING YOUR INVESTMENTS

The Administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your Plan account including year-to-date and other Plan account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID PLAN ACCOUNT RESEARCH FEES.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.
 U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. Any Discount on cash purchases and any Discount on dividend reinvestments is treated as a dividend to the shareholder. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends and Discounts reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by U. S. Steel on your behalf for purchases of shares.

You will not realize gain or loss for U.S. Federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

 MISCELLANEOUS

-- VOTING OF PROXIES

A proxy card will be mailed to you for all shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

-- RESPONSIBILITY OF ADMINISTRATOR AND U. S. STEEL

NEITHER U. S. STEEL NOR ANY ADMINISTRATOR NOR ANY AGENT WILL BE LIABLE FOR ANY ACT THEY DO IN GOOD FAITH OR FOR ANY GOOD FAITH OMISSION TO ACT. This includes, without limitation, any claims of liability for:

  O failure to terminate your Plan account upon your death prior to receiving written notice of such death; or

  O purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  O any fluctuation in the market value after purchase or sale of shares.

NEITHER U. S. STEEL NOR ANY ADMINISTRATOR CAN ASSURE YOU A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES YOU PURCHASE UNDER THE PLAN.

-- DIVIDENDS

The terms of U. S. Steel's indebtedness limit the ability of U. S. Steel to pay dividends. Subject to these limitations, the declaration of dividends on U. S. Steel common stock is at the discretion of U. S. Steel's board of directors and will be declared and paid after consideration of various factors, including, without limitation, the earnings and financial condition of U. S. Steel. The board of directors of U. S. Steel has the right to change the amount of dividends at any time.

-- PLAN MODIFICATION OR TERMINATION

U. S. STEEL RESERVES THE RIGHT TO SUSPEND, MODIFY OR TERMINATE THE PLAN AT ANY TIME. You will receive notice of any such suspension, modification or termination. U. S. Steel and any other Administrator also reserve the right to change any and all administrative procedures and costs associated with the Plan.

-- CHANGE OF ELIGIBILITY OR TERMINATION

You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. U. S. Steel reserves the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will issue a certificate to you.

If the number of shares on which dividends are reinvested falls below one share, your participation in the Plan may be automatically terminated and a check will be sent to you for any fractional share remaining.

-- FOREIGN PARTICIPATION

If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. U. S. Steel reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations.

-- INTERPRETATION

U. S. Steel may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by U.
S. Steel and any such determination will be final.

The Plan, all related forms and your Plan account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.
 PLAN OF DISTRIBUTION

Except to the extent the Administrator purchases U. S. Steel common stock ("Common Shares") in open market transactions, the Common Shares acquired under the Plan will be sold directly by U. S. Steel through the Plan. U. S. Steel may sell Common Shares to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. In connection with any such transaction, compliance with Regulation M under the Securities Exchange Act of 1934 would be required. Such shares, including shares acquired pursuant to waivers granted with respect to the initial or optional cash purchase feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which Common Shares trade or in privately negotiated transactions. The Common Shares are currently listed on the NYSE. Under certain circumstances, it is expected that a portion of the Common Shares available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such owners pay to U. S. Steel for Common Shares acquired under the Plan, after deduction of the applicable discount from the purchase price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions. Any such underwriter involved in the offer and sale of the Common Shares will be named in an applicable prospectus supplement. Any underwriting compensation paid by U. S. Steel to underwriters or agents in connection with the offering of the Common Shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

Except with respect to open market purchases of Common Shares relating to reinvested distributions, U. S. Steel will pay any and all brokerage commissions and related expenses incurred in connection with purchases of Common Shares under the Plan. Upon withdrawal by a participant from the Plan by the sale of Common Shares held under the Plan, the participant will receive the proceeds of such sale less (i) a nominal fee per transaction (see Schedule II, "Plan Service Fees") paid to the Administrator (if such resale is made by the Administrator at the request of a participant), (ii) any related brokerage commissions and (iii) any applicable transfer taxes.

Common Shares may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
 INFORMATION ABOUT U. S. STEEL

U. S. Steel, through its domestic operations, is engaged in the production, sale and transportation of steel mill products, coke, and taconite pellets; the management of mineral resources; real estate development; and engineering and consulting services and, through its European operations, primarily located in the Slovak Republic, in the production and sale of steel mill products and coke. Certain business activities are conducted through joint ventures and partially owned companies. U. S. Steel's principal executive offices are located at 600 Grant Street, Pittsburgh, PA 15219-2800, and its telephone number is (412) 433-1121.
 FOR MORE INFORMATION ABOUT U. S. STEEL

U. S. Steel files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following location of the Securities and Exchange Commission:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You can also inspect reports, proxy statements and other information about U. S. Steel at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like U. S. Steel, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER

ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
 DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

        (a) U. S. Steel's Annual Report on Form 10-K for the year ended December 31, 2002;

        (b) U. S. Steel's Proxy Statement on Schedule 14A, dated March 14, 2003;

        (c) U. S. Steel's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2003, and

        (d) U. S. Steel's Current Reports on Form 8-K dated January 9, January 28, February 3, February 4, February 10, March 31, March 31, April 1, April 11, April 21, April 29, May 6, May 20, and June 30, 2003.

Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

U. S. STEEL WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED A COPY OF ANY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO UNITED STATES STEEL CORPORATION, 600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219-2800, ATTENTION: SHAREHOLDER SERVICES, TELEPHONE (412) 433-4801.
 EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 LEGAL MATTERS

The validity of the issuance of the shares of U. S. Steel common stock offered hereby will be passed upon for U. S. Steel by Dan D. Sandman, Esq., Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary of U. S. Steel, Stephan K. Todd, Esq., Vice President-Law and Environmental Affairs of U. S. Steel, or by Robert M. Stanton, Esq., Assistant General Counsel-Corporate and Assistant Secretary of U. S. Steel. Messrs. Sandman, Todd and Stanton, in their respective capacities as set forth above, are paid salaries by U. S. Steel, participate in various employee benefit plans offered by U. S. Steel and own common stock of U. S. Steel.

                                                                      SCHEDULE I

                  UNITED STATES STEEL CORPORATION COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN
                      LIST OF IMPORTANT DATES THROUGH 2007
                    APPLICABLE ONLY IF DISCOUNT IS IN EFFECT

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
A....         8/18/03          8/20/03        8/21/03           8/22/03        9/10/03
B....         9/19/03          9/22/03        9/23/03           9/24/03       10/10/03
B....        10/17/03         10/21/03       10/22/03          10/23/03       11/10/03
A....        11/17/03         11/19/03       11/20/03          11/21/03       12/10/03
B....        12/17/03         12/19/03       12/22/03          12/23/03        1/12/04
B....         1/16/04          1/21/04        1/22/04           1/23/04        2/10/04
A....         2/13/04          2/18/04        2/20/04           2/23/04        3/10/04
B....         3/18/04          3/22/04        3/23/04           3/24/04        4/12/04
B....         4/16/04          4/20/04        4/21/04           4/22/04        5/10/04
A....         5/17/04          5/19/04        5/21/04           5/24/04        6/10/04
B....         6/17/04          6/21/04        6/22/04           6/23/04        7/12/04
B....         7/19/04          7/21/04        7/22/04           7/23/04        8/10/04
A....         8/16/04          8/18/04        8/23/04           8/24/04        9/10/04
B....         9/17/04          9/21/04        9/22/04           9/23/04       10/11/04
B....        10/19/04         10/21/04       10/22/04          10/25/04       11/10/04
A....        11/15/04         11/17/04       11/22/04          11/23/04       12/10/04
B....        12/16/04         12/20/04       12/21/04          12/22/04        1/10/05
B....         1/19/05          1/21/05        1/24/05           1/25/05        2/10/05
A....         2/14/05          2/16/05        2/18/05           2/22/05        3/10/05
B....         3/17/05          3/21/05        3/22/05           3/23/05        4/11/05
B....         4/18/05          4/20/05        4/21/05           4/22/05        5/10/05
A....         5/16/05          5/18/05        5/23/04           5/24/05        6/10/05
B....         6/16/05          6/20/05        6/21/05           6/22/05        7/11/05
B....         7/19/05          7/21/05        7/22/05           7/25/05        8/10/05
A....         8/15/05          8/17/05        8/23/05           8/24/05        9/12/05
B....         9/16/05          9/20/05        9/21/05           9/22/05       10/10/05
B....        10/19/05         10/21/05       10/24/05          10/25/05       11/10/05
A....        11/14/05         11/16/05       11/22/05          11/23/05       12/12/05
B....        12/15/05         12/19/05       12/20/05          12/21/05        1/10/06
B....         1/19/06          1/23/06        1/24/06           1/25/06        2/10/06
A....         2/14/06          2/16/06        2/21/06           2/22/06        3/10/06
B....         3/17/06          3/21/06        3/22/06           3/23/06        4/10/06
B....         4/18/06          4/20/06        4/21/06           4/24/06        5/10/06
A....         5/15/06          5/17/06        5/23/06           5/24/06        6/12/06

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
B....         6/15/06          6/19/06        6/20/06           6/21/06        7/10/06
B....         7/19/06          7/21/06        7/24/06           7/25/06        8/10/06
A....         8/14/06          8/16/06        8/22/06           8/23/06        9/11/06
B....         9/18/06          9/20/06        9/21/06           9/22/06       10/10/06
B....        10/19/06         10/23/06       10/24/06          10/25/06       11/10/06
A....        11/14/06         11/16/06       11/21/06          11/22/06       12/11/06
B....        12/15/06         12/19/06       12/20/06          12/21/06        1/10/07
B....         1/19/07          1/23/07        1/24/07           1/25/07        2/12/07
A....         2/16/07          2/21/07        2/21/07           2/22/07        3/12/07
B....         3/16/07          3/20/07        3/21/07           3/22/07        4/10/07
B....         4/18/07          4/20/07        4/23/07           4/24/07        4/10/07
A....         5/14/07          5/16/07        5/22/07           5/23/07        6/11/07
B....         6/15/07          6/19/07        6/20/07           6/21/07        7/10/07
B....         7/19/07          7/23/07        7/24/07           7/25/07        8/10/07
A....         8/14/07          8/16/07        8/21/07           8/22/07        9/10/07
B....         9/18/07          9/20/07        9/21/07           9/24/07       10/10/07
B....        10/19/07         10/23/07       10/24/07          10/25/07       11/10/07
A....        11/19/07         11/21/07       11/21/07          11/21/07       12/10/07
B....        12/17/07         12/19/07       12/20/07          12/21/07        1/10/08

---------------

A.  Investment of optional cash investments and reinvestment of dividends.

B.  Investment of optional cash investments only.

C. The Threshold Price and Waiver Discount (if any) will be established two business days prior to the Record Date.

D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors. The Record Date for non-dividend months (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the Pricing Period.

E. Optional cash payments are due by the last business day prior to commencement of the Pricing Period.

F. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.

G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, will be the tenth calendar day of such month, however, if either the dividend payment date or such tenth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                                   U.S. EQUITY MARKETS CLOSED
                            -----------------------------------------
                            2003     2004     2005     2006     2007
                            -----    -----    -----    -----    -----
New Years Day                1/1      1/1      1/1      1/1      1/1
Martin L. King Day          1/20     1/19     1/17     1/16     1/15
Presidents Day              2/17     2/16     2/21     2/20     2/19
Good Friday                 4/18      4/9     3/25     4/14      4/6
Memorial Day                5/26     5/31     5/30     5/29     5/28
Independence Day             7/4      7/5      7/4      7/4      7/4
Labor Day                    9/1      9/6      9/5      9/4      9/3
Thanksgiving Day            11/27    11/25    11/24    11/23    11/22
Christmas Day               12/25    12/25    12/25    12/25    12/25

* Record Dates in dividend months (February, May, August and November) are established as 3rd Wednesday of month unless that day is 15th, then date is 16th.

                                                                     SCHEDULE II

                  UNITED STATES STEEL CORPORATION COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

PLAN SERVICE FEES


ENROLLMENT FEE FOR NEW INVESTORS.........   $10.00 per Account Enrollment
PURCHASE OF SHARES.......................   No Charge
SALE OF SHARES (Partial or Full):
     Transaction Fee.....................   No Charge
     Trading Fee.........................   $0.05 per Share
                                            (Subject to Change)
REINVESTMENT OF DIVIDENDS................   No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR      No Charge
  AUTOMATIC INVESTMENT...................
GIFT OR TRANSFER OF SHARES...............   No Charge
SAFEKEEPING OF STOCK CERTIFICATES........   No Charge
CERTIFICATE ISSUANCE.....................   No Charge
RETURNED CHECKS..........................   $25.00 per Check
DUPLICATE STATEMENTS:
     Current Year........................   No Charge
     Prior Year(s).......................   $5.00 per Year, up to $25 Maximum

The fee for duplicate statements must be paid in advance. In all other cases, the applicable fees will be deducted from either the investment or proceeds from a sale.

                                      SII-1

                                                                    SCHEDULE III

ADDITIONAL INFORMATION

For recorded information concerning the following Plan features, Call (412) 433-4707.

     Current Administrator Information
     Discount
     Threshold Price
     Requests for Waivers
     Source of Shares--Open Market Purchase or U. S. Steel Issuance

For other information about the Plan contact the Administrator, United States Steel Shareholder Services:


Telephone:                   (412)433-4801
Facsimile:                   (412)433-4818
Email:         SHAREHOLDERSERVICES@USS.COM

Make all checks and money orders payable to: United States Steel Corporation.

Send written correspondence and optional cash Investments to the Administrator at the following address:

     UNITED STATES STEEL CORPORATION
     SHAREHOLDER SERVICES
     600 GRANT STREET, ROOM 611
     PITTSBURGH, PA 15219-2800

Please include your daytime telephone number. Please use the transaction stub at top of your quarterly statement for optional cash Investments.

                                      SIII-1

                                                          LOGO

                                             UNITED STATES STEEL CORPORATION
                                                Dividend Reinvestment and
                                                   Stock Purchase Plan
                                                       Prospectus
                                                     August   , 2003

                      [This Page Intentionally Left Blank]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...............  $  4,125
Costs of printing and engraving.............................    14,000
Accounting fees and expenses................................    10,000
Miscellaneous expenses......................................    20,000
                                                              --------
     Total..................................................  $ 48,125
                                                              ========

All of the foregoing expenses are estimated except for the Securities and Exchange Commission filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article V of the By-Laws of United States Steel Corporation (the "Corporation") provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Corporation is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by the Corporation under which directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

The Corporation's Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See Exhibit Index.

(b) All schedules are omitted because they are not applicable or the required information is contained in the respective financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

(b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON AUGUST 21, 2003.

                                          UNITED STATES STEEL CORPORATION

                                          BY: /s/ LARRY G. SCHULTZ
                                            ------------------------------------
                                              NAME: LARRY G. SCHULTZ
                                                TITLE: VICE PRESIDENT
                                                 & CONTROLLER

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 21, 2003.

                      SIGNATURE                                          TITLE
                      ---------                                          -----

                          *                             Chief Executive Officer and Chairman of
-----------------------------------------------------    Board (Principal Executive Officer and
                   Thomas J. Usher                                     Director)

                          *                             Executive Vice President, Treasurer and
-----------------------------------------------------      Chief Financial Officer (Principal
                Gretchen R. Haggerty                               Financial Officer)

                /S/ LARRY G. SCHULTZ                    Vice President & Controller (Controller)
-----------------------------------------------------
                  Larry G. Schultz

                          *                                             Director
-----------------------------------------------------
                   J. Gary Cooper

                          *                                             Director
-----------------------------------------------------
                  Robert J. Darnall

                          *                                    Vice Chairman and Director
-----------------------------------------------------
                   Roy G. Dorrance

                          *                                             Director
-----------------------------------------------------
                  John G. Drosdick

                          *                                             Director
-----------------------------------------------------
                 Shirley Ann Jackson

                          *                                             Director
-----------------------------------------------------
                   Charles R. Lee

                      SIGNATURE                                          TITLE
                      ---------                                          -----
                          *                                             Director
-----------------------------------------------------
                  Frank J. Lucchino

                          *                                   Vice Chairman, Chief Legal &
-----------------------------------------------------     Administrative Officer and Director
                   Dan D. Sandman

                          *                                             Director
-----------------------------------------------------
                  Seth E. Schofield

                          *                                      President and Director
-----------------------------------------------------
                 John P. Surma, Jr.

                          *                                             Director
-----------------------------------------------------
                 Douglas C. Yearley

*By: /s/ LARRY G. SCHULTZ
-----------------------------------------------------
     Larry G. Schultz, Attorney-in-Fact

                                  EXHIBIT LIST

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
   3.1    Certificate of Incorporation of United States Steel
          Corporation dated December 31, 2001 (incorporated by
          reference to Exhibit 3(a) to United States Steel's Annual
          Report on Form 10-K for the year ended December 31, 2001).
   3.2    Certificate of Amendment of Certificate of Incorporation
          filed with the State of Delaware Secretary of State on May
          16, 2003.
   3.3    By-laws of United States Steel Corporation dated April 30,
          2002, as currently in effect (incorporated by reference to
          Exhibit 5 to United States Steel's Report on Form 8-A dated
          February 6, 2003).
   4.1    Rights Agreement, dated as of December 31, 2001, by and
          between United States Steel and Mellon Investors Services,
          LLC, as Rights Agent (incorporated by reference to Exhibit 4 to United States Steel's Registration Statement on Form
          8-A/A filed on December 31, 2001).
   4.2    Indenture, dated as of July 27, 2001 (as amended by the
          First Supplemental Indenture dated as of November 26, 2001),
          (incorporated by reference to Exhibit 4 to United States
          Steel's Registration Statement on Form S-4 (File No.
          333-85152) filed March 28, 2002).
   4.3    Form of Indenture for Debt Securities (incorporated by
          reference to Exhibit 4.1 to United States Steel's
          Registration Statement on Form S-3 (File No. 333-84200)
          filed on March 19, 2002).
   4.4    Officer's Certificate setting forth the terms and form of
          the 9  3/4% Notes due 2010 (incorporated by reference to
          Exhibit 4.1 to United States Steel's Current Report on Form
          8-K dated May 20, 2003).
   4.5    Certificate of Designation respecting the Series A Junior
          Preferred Stock (incorporated by reference to Exhibit 4(h)
          to United States Steel Corporation's Form 10-K for the year ended December 31, 2001).
   4.6    Certificate of Designation respecting the 7% Series B
          Mandatory Convertible Preferred Shares (incorporated by
          reference to Exhibit 4(i) to United States Steel
          Corporation's Form 10-K for the year ended December 31,
          2002).
   5      Opinion of Robert M. Stanton, Esq. regarding the validity of
          United States Steel Corporation common stock to be issued
          pursuant to this Registration Statement.
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of Robert M. Stanton, Esq. is contained in the
          opinion of counsel filed as Exhibit 5.
  24      Powers of Attorney

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